For the period ending 05/31/98
File Number 811-214


This report is signed on behalf of the registrant.

City of: Montpelier     State of: Vermont    Date: 07/23/98


Name of Registrant: SENTINEL GROUP FUNDS, INC.




By:  _____________________                        Witness:  ___________________
     Thomas P. Malone                                          Scott G. Wheeler
     Vice President and Treasurer                      Assistant Vice President
                                                        and Assistant Treasurer